Exhibit 10(20)

AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT

AMENDMENT dated as of February 23, 2006 to Change in Control Severance Agreement (the “Severance Agreement”) between Pfizer Inc. (the “Company”) and _______________ (the “Executive”).

WHEREAS, the Company and the Executive entered into the Severance Agreement; and

WHEREAS, the Company and the Executive wish to amend the provision of the Severance Agreement relating to Performance-Contingent Share Awards;

NOW, THEREFORE, it is hereby agreed as follows:

1.	The second sentence of Section 4(iv)(B) of the Severance Agreement is amended in its entirety to read as follows: “In addition, the Company shall pay or otherwise transfer to you, on a date that is no later than the fifth day following the Date of Termination, amounts and property that you are eligible to receive in respect of awards made to you prior to the Date of Termination pursuant to the Company’s Performance-Contingent Share Awards (or any successor long-term compensation plan or award in effect as of the Date of Termination) that remain outstanding as of the Date of Termination, such amounts and property to be calculated using the target number of shares, payments or other benefits that you could have received pursuant to all such outstanding awards.”

2.	The Severance Agreement, as amended in Section 1 hereof, shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Executive have voluntarily caused this Amendment to be signed as of the day and year first above written.

PFIZER INC.

By __________________________
     Margaret M. Foran
     Senior Vice President-Corporate Governance,
     Associate General Counsel and
     Corporate Secretary

EXECUTIVE

_____________________________